UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Enzo Biochem, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ENZO BIOCHEM, INC.

527 Madison Avenue

New York, New York 10022

SUPPLEMENT DATED DECEMBER 15, 2020 TO

PROXY STATEMENT DATED NOVEMBER 27, 2020

2020 ANNUAL MEETING OF SHAREHOLDERS

To be held on January 4, 2021

Explanatory Note

Enzo Biochem, Inc., a New York corporation (the “Company”) has made available to its shareholders the definitive proxy materials (the “Proxy Statement”) of the Company’s board of directors for the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) that will be held on Monday, January 4, 2021 at 9:00 a.m., EST. The Proxy Statement contains information concerning the persons nominated by the Company’s board of directors for election to the board of directors, the other proposals to be presented for consideration and approval by shareholders and other important information relating to the 2020 Annual Meeting.

The Company filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) on November 27, 2020. Shortly after the Proxy Statement was filed with the SEC, Roumell Asset Management, LLC, together with the other participants named herein (“Roumell”) filed an initial Schedule 13D with the SEC reporting transactions in the Company’s common stock, beneficial ownership constituting approximately 5.8% of the shares of the Company’s common stock outstanding and indicating an intention to nominate and solicit votes for the election of two candidates to the Company’s board of directors (the “Roumell Nominees”) in opposition to the directors nominated for reelection by the board of directors and for two shareholder proposals that Roumell intends to present at the 2020 Annual Meeting. The Company also received a letter from Roumell providing notice (the “Notice”) to the Company of Roumell’s intention. On December 8, 2020, Roumell delivered a letter to the Company demanding to inspect and make extracts from certain books and records of the Company, pursuant to Section 624 of the New York Business Corporation Law. On December 11, 2020, Roumell filed preliminary proxy materials with the SEC for the purpose of engaging in such solicitation. On December 14, 2020, an action was commenced by Anthony Franchi against the Company and certain directors of the Company in the Supreme Court of the State of New York, County of New York seeking declaratory and injunctive relief to, among other things, enjoin the Company from holding the 2020 Annual Meeting unless the Company reopens the window for the nomination of directors.

The Company intends to vigorously oppose Roumell's solicitation and the action and conduct the business of the 2020 Annual Meeting in accordance with the Company's notice of the annual meeting filed with the Proxy Statement. The Company believes that the Notice is deficient because the Notice was not timely and Roumell was not a holder of record of the Company’s common stock on the dates required under the Company’s Amended and Restated By-Laws (the “By-Laws”). Neither the purported nominations nor the proposals brought by Roumell for business before the 2020 Annual Meeting will be accepted. As a result, if you submit Roumell’s proxy, your vote will not be counted for or against the election of either of the Roumell Nominees or for or against the proposals brought by Roumell.

The other persons and entities who are identified as joining Roumell and participating in its solicitation are: James C. Roumell, Matthew M. Loar and Edward Terino. Descriptions of the relationships among such persons and entities, and other information concerning them and their proposed solicitation, are presented in Roumell’s preliminary proxy statement filed with the SEC. The Company has no responsibility for the accuracy or completeness of such descriptions and information.

Your vote is very important and we request that you vote your shares as soon as possible.

Broker Non-Votes

A “broker non-vote” occurs when a beneficial owner whose shares are held of record by a broker does not instruct the broker how to vote those shares and the broker does not otherwise have discretionary authority to vote on a particular matter. In uncontested situations, brokers are permitted to vote shares without instructions on proposals that are considered “routine.” However, the rules of the New York Stock Exchange (“NYSE”) governing brokers’ discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at a shareholder meeting involving a contested election where brokers receive competing proxy materials. Based on the intention stated by Roumell in its preliminary proxy statement to conduct a proxy solicitation in opposition to that of the Company’s board of directors, the Company anticipates the NYSE may determine that none of the proposals described in the Company’s proxy statement may be considered a “routine” matter on which brokers have discretionary authority to vote shares they hold in a nominee capacity without instruction from the beneficial owners thereof. In that event, broker non-votes received may not be counted for purposes of determining the presence of a quorum for the transaction of business at the 2020 Annual Meeting. In the event that the election of directors becomes uncontested, brokers may be permitted to exercise voting authority on Proposal Number 3 (the ratification of the independent registered public accounting firm), which would be considered a “routine” matter.

If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the 2020 Annual Meeting.

Voting Securities and Votes Required

The Company’s By-Laws provide that, assuming a quorum is present, the uncontested election of each nominee for director of the Company requires the affirmative vote of the majority of the votes cast either “for” or “against” the nominee’s election by holders of shares of common stock present, in person or represented by proxy, at the 2020 Annual Meeting and entitled to vote on the election of directors. In a contested election, directors are elected by a plurality of the votes cast. However, an election is considered contested only if, as of the date that is 10 days prior to the filing of the definitive proxy materials for such election, the number of nominees exceeds the number of directors to be elected.

Because Roumell did not submit the Notice to the Company at least 10 days prior to the filing of the Proxy Statement, the election of each nominee for Director (Proposal 1) is an uncontested election within the meaning of the Company’s By-Laws. Therefore, the election of directors will require the affirmative vote of the majority of the votes cast either “for” or “against” the nominee’s election by holders of shares of common stock present, in person or represented by proxy, at the 2020 Annual Meeting and entitled to vote on the election of directors.

As disclosed in the Proxy Statement, for each other proposal to be acted upon at the 2020 Annual Meeting (Proposals 2, 3 and 4), approval of each proposal will require the affirmative vote of a majority of the votes cast by holders of shares of common stock present, in person or represented by proxy, at the 2020 Annual Meeting and entitled to vote on such proposal.

Please vote your proxy so your vote can be counted.

Company shareholders who have questions about matters to be voted on at the 2020 Annual Meeting or who desire additional copies of the Proxy Statement or additional proxy or voting instruction cards should contact:

Enzo Biochem, Inc.

527 Madison Avenue

New York, New York 10022

(212) 583-0100

Attn.: Investor Relations

or

Kingsdale Advisors

(888) 518-1554 (toll-free in North America)

(416) 867-2272 (outside of North America)

e-mail: contactus@kingsdaleadvisors.com

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

This Proxy Supplement, the Proxy Statement, the form of proxy card, our 2020 Annual Report to Shareholders and our Annual Report on Form 10-K for our fiscal year ended July 31, 2020, are available to you on our website at www.enzo.com. Shareholders may also obtain a copy of these materials by writing to Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022, Attention: Barry W. Weiner, President. Upon payment of a reasonable fee, shareholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for our fiscal year ended July 31, 2020.

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable SEC rules and regulations, our directors, director nominees, and certain officers and other employees of our Company are considered “participants” with respect to the Company’s solicitation of proxies in connection with the 2020 Annual Meeting. Certain information concerning these participants is set forth in the Proxy Statement, and this Proxy Supplement, including in Annex A hereto.

Method and Cost of Proxy Solicitation

We have retained Kingsdale Advisors (“Kingsdale”) for an estimated fee of up to $80,000 plus expenses to assist us in the mailing, collection and administration of proxies. Kingsdale expects that approximately 35 of its employees will assist in the solicitation. The Board may also use the services of the Company’s directors, officers and other regular employees to solicit proxies personally or by telephone and may request brokers, fiduciaries, custodians and nominees to send proxies, proxy statements and other materials to their principals and reimburse them for their out-of-pocket expenses in so doing. Members of the Board, officers and employees of the Company will not be paid any additional compensation for soliciting proxies from shareholders.

To date, the Company has incurred approximately $100,000 in solicitation costs. The Company currently anticipates that it may incur expenses related to the solicitation of proxies from shareholders, excluding salaries and wages of the Company’s employees, of approximately $250,000, excluding expenses the Company would typically incur in connection with the election of directors in an uncontested election. However, based on the intention stated by Roumell in its preliminary proxy statement to conduct a proxy solicitation in opposition to that of the Company’s board of directors, the Company may incur substantial additional costs in connection with its solicitation of proxies. These expenses could include fees of outside counsel and other advisors to advise the Company in connection with the solicitation; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of the Company’s common stock; and possibly the cost of litigation incidental to the solicitation.

The Company will bear the cost of the 2020 Annual Meeting and the cost of soliciting these proxies.

Annex A sets forth information relating to certain of our directors, director nominees, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

ANNEX A

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THIS PROXY SOLICITATION

The following tables set forth the names, present principal occupations and business addresses of our directors and nominees, and the names, present principal occupations and business addresses of our officers and employees who, under the rules of the SEC, are considered to be participants in our solicitation of proxies from our shareholders in connection with the 2020 Annual Meeting.

Directors and Nominees

The principal occupations and the address of the corporation or other organization in which such employment is carried on of our directors and nominees below. The business address for each person is c/o Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022.

Name	Principal Occupation
Elazar Rabbani, Ph.D.	Chairman of the Board, Chief Executive Officer and Secretary, Enzo Biochem, Inc.
Ian Walters, M.D.	CEO and Director, Portage Biotech
Mary Tagliaferri, M.D.	Senior Vice President and Executive Clinical Fellow, Nektar Therapeutics
Rebecca J. Fischer	Chief Financial Officer, Health and Hospitals Corporation (Bellevue)
Dov Perlysky	Managing Member, Nesher, LLC

Officers and Employees

The principal occupations of our officers and employees who are considered participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Enzo Biochem, Inc., 527 Madison Avenue, New York, New York 10022.

Name	Principal Occupation
Elazar Rabbani, Ph.D.	Chairman of the Board, Chief Executive Officer and Secretary
Barry W. Weiner	President and Treasurer
David Bench	Chief Financial Officer
Dieter Schapfel, M.D.	Chief Medical Director, Enzo Clinical Labs
Kara Cannon	Chief Commercial Officer

Information Regarding Ownership of Company Securities by Participants

The amount of the Company’s securities beneficially owned by each participant as of November 23, 2020 is set forth in the section of the Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

Transactions in the Common Stock during the Past Two Years

A list of all acquisitions and dispositions of the common stock made during the last two years by persons who are participants in the Company’s solicitation of proxies is found in Annex B.

Other Contracts, Arrangements and Understandings with Participants

Except as otherwise set forth in the Proxy Statement, to the best of the Company’s knowledge: (i) none of the participants in the Company’s solicitation of proxies is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies; (ii) neither any of the participants nor any of their respective associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (iii) no participant knows of any arrangements, including any pledge by any person of securities of the Company or any of the Company’s parents and the operation of which may at a subsequent date result in a change in control of the Company.

Beneficial Ownership of the Common Stock by Associates of Participants

To the best of the Company’s knowledge, other than as set forth in the Proxy Statement, none of the participants in the Company’s solicitation of proxies has any “associates” (as defined in Rule 14a-1 under the Exchange Act) who beneficially own any shares of common stock.

Beneficial Ownership of Securities of the Company’s Subsidiaries

To the best of the Company’s knowledge, other than as set forth in the Proxy Statement, none of the participants in the Company’s solicitation of proxies beneficially owns, directly or indirectly, any securities of any parent or subsidiary of the Company.

Other Proceedings

There are no material proceedings to which the participant or any of his or her associates is a party adverse to the Company or has a material interest adverse to the Company.

Miscellaneous Information Concerning Participants

Except as described in the Proxy Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of the Company’s subsidiaries, (ii) owns any securities of the Company of record but not beneficially, (iii) has purchased or sold any of such securities within the past two years or (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. No part of the purchase price or market value of any of the Company’s securities owned by any participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. Except as disclosed in the Proxy Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in the Proxy Statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon pursuant to the Proxy Statement or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Other than as set forth in the Proxy Statement, none of the Company, the participants or any of their affiliates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of the Company’s subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in the Proxy Statement, none of the Company, any of the participants or any of their affiliates has any arrangements or understandings with any person with respect to any future employment by the Company or the Company’s affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Other than as set forth in the Proxy Statement, there are no material legal proceedings in which any of the participants is a party adverse to the Company or any of its subsidiaries, or proceedings in which such participant has a material interest adverse to the Company or any of its subsidiaries. Other than as set forth in the Proxy Statement, none of the Company or any of the other participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Our Certificate of Incorporation and the By-Laws also provide that we shall indemnify and hold harmless each person who serves at any time as a director, officer, employee or agent of the Company from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director, officer, employee or agent of the Company and shall reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with New York law. The rights accruing to any person under our Certificate of Incorporation and the By-Laws do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by our Certificate of Incorporation and the By-Laws.

ANNEX B

RECENT TRANSACTION HISTORY OF PARTICIPANTS IN THIS PROXY SOLICITATION

The following is a list of all purchases and sales of our common stock made during the last two years by persons who are participants in our solicitation of proxies.

Reporting Owner	Acquisition or Disposition	Transaction Date	Number of Securities Transacted	Security Name
Elazar Rabbani	A	2/24/2020	130,100	Stock option (to acquire common stock)
	A	2/24/2020	31,700	PSUs (to acquire common stock)
	A	1/14/2019	2,782	Common Stock
	D	1/14/2019	41,634	Stock option (to acquire common stock)
	A	1/3/2019	25,000	PSUs (to acquire common stock)
	A	1/3/2019	128,000	Stock option (to acquire common stock)

Rebecca J. Fischer	A	4/23/2020	83,333	Stock option (to acquire common stock)

Dov Perlysky	A	4/23/2020	83,333	Stock option (to acquire common stock)
	D	1/14/2019	64,286	Stock option (to acquire common stock)
	A	1/14/2019	9,184	Common Stock
	A	1/3/2019	94,607	Stock option (to acquire common stock)

Barry W. Weiner	A	2/24/2020	116,900	Stock option (to acquire common stock)
	A	2/24/2020	25,300	PSUs (to acquire common stock)
	A	1/14/2019	2,226	Common Stock
	D	1/14/2019	33,305	Stock option (to acquire common stock)
	A	1/3/2019	20,000	PSUs (to acquire common stock)
	A	1/3/2019	115,000	Stock option (to acquire common stock)

David Bench	A	2/24/2020	55,400	Stock option (to acquire common stock)
	A	2/24/2020	15,000	PSUs (to acquire common stock)

Dieter Schapfel, M.D.	A	2/24/2020	55,400	Stock option (to acquire common stock)
	A	2/24/2020	13,300	PSUs (to acquire common stock)
	A	1/3/2019	10,500	PSUs (to acquire common stock)
	A	1/3/2019	52,000	Stock option (to acquire common stock)

Kara Cannon	A	2/24/2020	55,400	Stock option (to acquire common stock)
	A	2/24/2020	13,300	PSUs (to acquire common stock)
	A	1/3/2019	10,500	PSUs (to acquire common stock)
	A	1/3/2019	52,000	Stock option (to acquire common stock)